Exhibit 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Annual Report on Form 10-K of Synaptics Incorporated (the “Company”) for the year ended June 24, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Bergman, President and Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard A. Bergman
Richard A. Bergman
Chief Executive Officer
August 18, 2017